Exhibit 99.1
April 29, 2021
Limelight Networks Reports Financial Results for the First Quarter of 2021; Issues Guidance for the Full Year 2021
Limelight Networks, Inc. (Nasdaq: LLNW) (Limelight), a leading provider of edge cloud services, today reported financial results for the first quarter ended March 31, 2021 as well as guidance for the full year ending December 31, 2021.
Organization and Operational Accomplishments
During the first quarter, Limelight made the following organizational changes and operational improvements to accelerate revenue growth and profitability:
●    Appointed Bob Lyons as our new President and Chief Executive Officer
●    Implemented a new organizational and operating model including:
o    Established a set of standard business performance metrics
o    Streamlined commercial motions in support of our land-perform-expand growth     platform
o    Improved our Client Success processes to support deeper client engagement with proactive client solutioning and customized SLA performance management
o    Flattened our organizational structure resulting in a 16% reduction in workforce and approximately $15 million in annualized savings
●    Established an advanced performance engineering team to enable optimal operational performance based on our clients’ key performance indicators:
o    Reduced rebuffer rates by approximately 30%
o    Increased network throughput by up to 20% through performance tuning
●    Increased LATAM traffic by 40% through capacity optimization
“As anticipated, our first quarter was challenging from a top- and bottom-line perspective. That said, I am confident that we are now on the right path to achieve success,” said Bob Lyons, President and Chief Executive Officer. “Our three-pillared strategy of improve the core, expand the core and extend the core is serving as our playbook to transform the company and improve execution, profitability and accelerate growth.
We have made measurable progress addressing our short-term headwinds and our broader transformation efforts during the quarter. In just a couple of months we have: simplified our operating mode; improved network performance; meaningfully reduced our operating costs; and demonstrated notable improvements in our client SLA’s.
Additionally, we continue to be excited about, and are looking forward to discussing the opportunity available to Limelight to address a large unmet market need with our globally scaled edge platform and operational know-how.”

Exhibit 99.1
First Quarter 2021 Financial Results
●    Revenue of $51.2 million, down 10 percent, compared to $57.0 million in the first quarter of 2020.
●    GAAP net loss of $25.5 million, or $(0.21) per basic share, compared to a net loss of $5.3 million, or $(0.04) per basic share in the first quarter of 2020. GAAP net loss included $11.7 million in restructuring and transition related charges.
●    Non-GAAP net loss was $11.0 million or $(0.09) per basic share, compared to a non-GAAP net loss of $0.2 million, or break-even per basic share in the first quarter of 2020.
●    EBITDA was $(17.6) million, compared to $0.5 million for the first quarter of 2020.
●    Adjusted EBITDA was $(3.3) million, compared to $5.6 million for the first quarter of 2020.
●    Limelight ended the first quarter with 510 employees and employee equivalents, down from 618 at the end of the fourth quarter of 2020, and down from 616 at the end of the first quarter of 2020.
Based on current outlook, our full-year 2021 guidance is as follows:

	April 2021	Actual 2020
Revenue	$220 to $230 million	$230.2 million
GAAP Basic EPS	$(0.35) to $(0.25)	$(0.16)
Non-GAAP EPS	$(0.15) to $(0.05)	$(0.01)
Adjusted EBITDA	$20 to $30 million	$24.5 million
Capital expenditures	$20 to $25 million	$25.1 million
Concluded Lyons, “The actions we have taken to date are only the first steps in our playbook to improve profitability and growth in the second half of the year – and give us confidence in the guidance expectations that we have provided. Over the next 90 days, we believe continued operational performance improvements will drive increased market share of traffic from our clients. We will continue to pursue cost and performance opportunities identified by our network optimization model. We are also formalizing our broader plans to evolve our offerings beyond video so that we can take advantage of our network during low peak times. We plan to hold a strategy update session in early summer. An announcement of the date and participation details will be shared approximately one month in advance of the event.”

Exhibit 99.1
Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,620	$46,795
Marketable securities	81,308	76,928
Accounts receivable, net	29,151	31,675
Income taxes receivable	102	68
Prepaid expenses and other current assets	14,784	15,588
Total current assets	160,965	171,054
Property and equipment, net	46,863	46,418
Operating lease right of use assets	9,521	10,150
Marketable securities, less current portion	40	40
Deferred income taxes	1,577	1,530
Goodwill	77,421	77,753
Other assets	6,742	7,233
Total assets	$303,129	$314,178
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,029	$4,587
Deferred revenue	844	933
Operating lease liability obligations	2,233	2,465
Income taxes payable	322	253
Other current liabilities	19,264	17,560
Total current liabilities	30,692	25,798
Convertible senior notes, net	121,200	100,945
Operating lease liability obligations, less current portion	10,781	11,265
Deferred income taxes	360	279
Deferred revenue, less current portion	226	220
Other long-term liabilities	476	479
Total liabilities	163,735	138,986
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 125,248 and 123,653 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	125	124
Additional paid-in capital	545,516	556,512
Accumulated other comprehensive loss	(8,462)	(7,511)
Accumulated deficit	(397,785)	(373,933)
Total stockholders’ equity	139,394	175,192
Total liabilities and stockholders’ equity	$303,129	$314,178

Exhibit 99.1
Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	Percent	March 31,	Percent
	2021	2020	Change	2020	Change
Revenue	$51,195	$55,394	(8)%	$57,012	(10)%
Cost of revenue:
Cost of services (1)	33,021	33,103	—%	31,113	6%
Depreciation — network	5,679	5,468	4%	5,150	10%
Total cost of revenue	38,700	38,571	—%	36,263	7%
Gross profit	12,495	16,823	(26)%	20,749	(40)%
Gross profit percentage	24.4%	30.4%		36.4%
Operating expenses:
General and administrative (1)	12,948	7,464	73%	7,882	64%
Sales and marketing (1)	9,835	9,666	2%	11,894	(17)%
Research and development (1)	6,113	5,066	21%	5,618	9%
Depreciation and amortization	540	542	—%	341	58%
Restructuring charge	6,873	—	NM	—	NM
Total operating expenses	36,309	22,738	60%	25,735	41%
Operating loss	(23,814)	(5,915)	NM	(4,986)	NM
Other income (expense):
Interest expense	(1,286)	(2,183)	NM	(10)	NM
Interest income	45	29	NM	25	NM
Other, net	(214)	28	NM	(110)	NM
Total other expense	(1,455)	(2,126)	NM	(95)	NM
Loss before income taxes	(25,269)	(8,041)	NM	(5,081)	NM
Income tax expense	260	268	NM	176	NM
Net loss	$(25,529)	$(8,309)	NM	$(5,257)	NM

Net loss per share:
Basic	$(0.21)	$(0.07)		$(0.04)
Diluted	$(0.21)	$(0.07)		$(0.04)

Weighted average shares used in per share calculation:
Basic	124,290	123,225		118,964
Diluted	124,290	123,225		118,964

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1
Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2021	2020	2020
Share-based compensation:
Cost of services	$246	$313	$763
General and administrative	6,028	1,840	2,241
Sales and marketing	563	764	1,228
Research and development	371	562	832
Restructuring charge	$1,354	$—	$—
Total share-based compensation	$8,562	$3,479	$5,064

Depreciation and amortization:
Network-related depreciation	$5,679	$5,468	$5,150
Other depreciation and amortization	540	542	341
Total depreciation and amortization	$6,219	$6,010	$5,491

Net increase (decrease) in cash, cash equivalents and marketable securities:	$(6,795)	$(1,069)	$3,086

End of period statistics:
Approximate number of active clients	527	527	573

Number of employees and employee equivalents	510	618	616

Exhibit 99.1
Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Operating activities
Net loss	$(25,529)	$(8,309)	$(5,257)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,219	6,010	5,491
Share-based compensation	8,562	3,479	5,064
Foreign currency remeasurement (gain) loss	(71)	327	(397)
Deferred income taxes	(10)	(14)	(44)
Loss (gain) on sale of property and equipment	—	7	—
Accounts receivable charges	466	325	158
Amortization of premium on marketable securities	609	519	—
Realized loss on marketable securities	—	(3)	—
Noncash interest expense	199	1,070	—
Changes in operating assets and liabilities:
Accounts receivable	2,059	10,221	(285)
Prepaid expenses and other current assets	446	(3,038)	(1,433)
Income taxes receivable	(36)	16	3
Other assets	399	258	626
Accounts payable and other current liabilities	5,209	(9,228)	5,892
Deferred revenue	(84)	126	(250)
Income taxes payable	73	86	2
Other long term liabilities	(3)	(99)	6
Net cash (used in) provided by operating activities	(1,492)	1,753	9,576
Investing activities
Purchases of marketable securities	(10,874)	(36,064)	—
Sale and maturities of marketable securities	5,897	8,272	—
Purchases of property and equipment	(6,628)	(2,957)	(6,863)
Proceeds from sale of property and equipment	—	1	—
Net cash used in investing activities	(11,605)	(30,748)	(6,863)
Financing activities
Payment of debt issuance costs	—	(75)	—
Payment of employee tax withholdings related to restricted stock vesting	(671)	(891)	(1,515)
Proceeds from employee stock plans	2,847	1,377	2,138
Net cash provided by financing activities	2,176	411	623
Effect of exchange rate changes on cash and cash equivalents	(254)	210	(250)
Net increase (decrease) in cash and cash equivalents	(11,175)	(28,374)	3,086
Cash and cash equivalents, beginning of period	46,795	75,169	18,335
Cash and cash equivalents, end of period	$35,620	$46,795	$21,421
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss) adjusted to exclude share-based compensation, non-cash interest expense and restructuring and transition related charges. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude share-based compensation and restructuring and transition related charges. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going

Exhibit 99.1
operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:
•     EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•     These measures do not reflect changes in, or cash requirements for, our working capital needs;
•     Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;
•     These measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•     These measures do not reflect income taxes or the cash requirements for any tax payments;
•     Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•     While share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•     Other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Exhibit 99.1
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Item 10(e) of Regulation S-K, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited

	Three Months Ended
	March 31, 2021		December 31, 2020		March 31, 2020
	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(25,529)	$(0.21)	$(8,309)	$(0.07)	$(5,257)	$(0.04)
Share-based compensation	2,644	0.02	3,479	0.03	5,064	0.04
Non-cash interest expense	199	—	1,070	0.01	—	—
Restructuring and transition related charges	11,700	0.09	—	—	—	—
Non-GAAP net loss	$(10,986)	$(0.09)	$(3,760)	$(0.03)	$(193)	$0.00

Weighted average shares used in per share calculation:		124,290		123,225		118,964

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2021	2020	2020
U.S. GAAP net loss	$(25,529)	$(8,309)	$(5,257)
Depreciation and amortization	6,219	6,010	5,491
Interest expense	1,286	2,183	10
Interest and other (income) expense	169	(57)	85
Income tax expense	260	268	176
EBITDA	$(17,595)	$95	$505
Share-based compensation	2,644	3,479	5,064
Restructuring and transition related charges	11,700	—	—
Adjusted EBITDA	$(3,251)	$3,574	$5,569

For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.
Conference Call
At approximately 4:30 p.m. EDT (1:30 p.m. PDT) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-296-5190 within the

Exhibit 99.1
United States or +1 412-317-5233 outside of the U.S. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income (loss), capital expenditures, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing clients, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of April 29, 2021, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks, Inc. (NASDAQ: LLNW) is an industry-leader in edge access and content delivery services that provides powerful tools and a client-first approach to optimize and deliver digital experiences at the edge. We are a trusted partner to the world’s biggest brands and serve their global customers with experiences such as livestream sporting events, global movie launches, video games or file downloads for new phone apps. Limelight offers one of the largest, best-optimized private networks coupled with a global team of industry experts to provide edge services that are fast, secure and reliable. For more information, visit www.limelight.com, and follow us on Twitter, Facebook and LinkedIn.
Copyright (C) 2021 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
CONTACT:
Limelight Networks, Inc.
Dan Boncel, 602-850-4810
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ